      As filed with the Securities and Exchange Commission on June 15, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                              NM ACQUISITION CORP.

             (Exact name of registrant as specified in its charter)

            Delaware                                            54-1983517
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 547-2000
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

    -----------------------------------------------------------------------

           NEXTLINK Communications, Inc. Employee Stock Purchase Plan
        NEXTLINK Communications, Inc. 401(k) Savings and Retirement Plan
                 NEXTLINK Communications, Inc. Stock Option Plan
          NEXTLINK Communications, Inc. Executive Retention Bonus Plan
       Concentric Network Corporation 1999 Nonstatutory Stock Option Plan
   Concentric Network Corporation Amended and Restated 1997 Stock Option Plan
       Concentric Network Corporation Amended and Restated 1996 Stock Plan
          Concentric Network United Kingdom Limited Share Option Scheme
         Concentric Network Corporation Netherlands Share Option Scheme
              Delta Internet Services, Inc. 1996 Stock Option Plan
          Concentric Network Corporation 1995 Stock Incentive Plan for
                           Employees and Consultants
     Concentric Network Corporation Option Agreements with Certain Employees
                            (Full title of the plans)
    -----------------------------------------------------------------------

                               Gary Begeman, Esq.
                          NEXTLINK Communications, Inc.
                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 547-2000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
     -----------------------------------------------------------------------

                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

                                             CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Class A Common Stock,
$0.02 par value per
share to be issued              36,848,732                  (3)              $1,516,266,183.96        $400,294.27
pursuant to outstanding
options

========================= ======================= ======================== ====================== =====================
Class A Common Stock,
$0.02 par value per
share to be issued in           17,849,018                $69.62             $1,242,648,633.16        $328,059.24
the future pursuant to                                                                                -----------
the Plans                                                                                             $728,353.51

========================= ======================= ======================== ====================== =====================

     (1) This Registration Statement covers 41,543,902 shares of Class A common stock, $0.02 par value per share (the "Common Stock") issuable pursuant to the Nextlink Communications, Inc. Stock Option Plan, of which 30,298,507 are subject to currently outstanding options, 371,117 shares of Common Stock issuable pursuant to the Nextlink Communications, Inc. 401(k) Savings and Retirement Plan (the "401(k) Plan"), 5,732,506 shares of Common Stock issuable pursuant to the Nextlink Communications, Inc. Employee Stock Purchase Plan, 500,000 shares of Common Stock issuable pursuant to the Nextlink Communications, Inc. Executive Retention Bonus Plan, 1,160,040 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network Corporation 1999 Nonstatutory Stock Option Plan, 4,155,248 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network Corporation Amended and Restated 1997 Stock Option Plan, 289,882 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network Corporation Amended and Restated 1996 Stock Plan, 23,688 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network Corporation 1995 Stock Incentive Plan for Employees and Consultants, 669,629 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network United Kingdom Limited Share Option Scheme, 1,912 shares of Common Stock issuable pursuant to outstanding options under the Delta Internet Services, Inc. 1996 Stock Option Plan, 37,406 shares of Common Stock issuable pursuant to outstanding options under the Concentric Network Corporation Netherlands Share Option Scheme and 212,415 shares of Common Stock issuable pursuant to outstanding options with certain employees of NM Acquisition Corp. (collectively, the "Plans"). In addition, this Registration Statement covers an indeterminable number of participation interests to be offered and sold pursuant to the 401(k) Plan and an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"). The number of shares listed does not take into account the 2 for 1 stock split to take effect on June 15, 2000.

     (2) Estimated solely for calculating the amount of the registration fee. With respect to outstanding options, the registration fee is based on the aggregate exercise prices thereof and with respect to future offers and sales of Common Stock pursuant to the Plans, the registration fee has been calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on June 13, 2000.

     (3) The outstanding options have exercise prices that range from $0.01 per share to $132 per share.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by NM Acquisition Corp., a Delaware corporation (the "Company"), and NEXTLINK Communications, Inc., a Delaware corporation ("Nextlink"), are incorporated by reference into the Registration Statement:

     (a) Nextlink's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) Nextlink's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) Nextlink's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 11, 2000, January 24, 2000, February 16, 2000 and May 23, 2000;

     (d) the Company's Registration Statement on Form S-4 (Registration No. 333-34974) filed pursuant to the Securities Act on April 17, 2000; and

     (e) the description of the Common Stock, which is incorporated by reference into Nextlink's Registration Statement on Form 8-A, File No. 000-22939, dated August 4, 1997, filed pursuant to the Exchange Act, as amended by Nextlink's Form 8-A/A-1, dated September 18, 1997, and contained in Nextlink's Registration Statement on Form S-1, File No. 333-32001 filed pursuant to the Securities Act.

     In addition, all documents filed by the Company, Nextlink or the 401(k) Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). IN ADDITION, THE COMPANY WILL PROVIDE ALL DOCUMENTS REQUIRED TO BE DELIVERED TO PARTICIPANTS PURSUANT TO RULE 428(b) OF THE SECURITIES ACT. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO RICHARD
A. MONTFORT, ESQ., NEXTLINK COMMUNICATIONS,

INC., 1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102, (703) 547-2000.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
----------

     5 Opinion of Willkie Farr & Gallagher with respect to the legality of the securities to be issued pursuant to all of the Plans.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24   Power of Attorney (reference is made to the signature page).

     The Company hereby undertakes to submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan as a tax-exempt retirement trust so long as the 401(k) Plan remains in force.

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration

     Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the 401(k) Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 15th day of June, 2000.

                                        NM Acquisition Corp.


                                        By: /s/ Gary D. Begeman
                                           -------------------------------
                                           Gary D. Begeman
                                           Vice President and Secretary

     Pursuant to the requirements of the Securities Act, the administrative committee of the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 15th day of June, 2000.

                                        NEXTLINK Communications, Inc.
                                        401(k) Savings and Retirement Plan


                                        By: /s/ Thomas Antonielli
                                           -------------------------------
                                           A member of the administrative
                                           committee of the 401(k) Plan

                               POWERS OF ATTORNEY

     We the undersigned officers and directors of Nextlink Communications, Inc. hereby severally and individually constitute and appoint Gary D. Begeman, Richard A. Montfort, Jr. and Mark S. Gunning, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                         Date
          ---------                      -----                         ----

/s/ Daniel F. Akerson             President (Principal             June 15, 2000
------------------------------    Executive Officer)
Daniel F. Akerson


/s/ Mark S. Gunning               Vice President and Treasurer     June 15, 2000
------------------------------    (Principal Financial Officer
Mark S. Gunning                   and Principal Accounting
                                  Officer)


/s/ Gary D. Begeman               Vice President,                  June 15, 2000
------------------------------    Secretary and Director
Gary D. Begeman

                                INDEX TO EXHIBITS

Exhibit No.        Description of Exhibit
-----------        ----------------------

   5               Opinion of Willkie Farr & Gallagher.

  23.1             Consent of Arthur Andersen LLP.

  23.2             Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

  24               Powers of Attorney (included on signature page).